Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the iShares Commodity Optimized Trust (the “Trust”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Lohrey, Chief Executive Officer of iShares Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 29, 2016

/s/ Paul Lohrey

Paul Lohrey*

President and Chief Executive Officer

(Principal executive officer)

*     The registrant is a trust and Mr. Lohrey is signing in his capacity as an officer of iShares Delaware Trust Sponsor LLC, the Sponsor of the registrant.